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                                                 600 Lexington Avenue, 6th Floor
                                                 New York, NY  10022
                                                 Phone: (212) 759-4433
                                                 Fax:   (212) 759-5533

ALVAREZ & MARSAL [LOGO]                          www.alvarezandmarsal.com
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March 11, 2005


Mr. Anthony J. Santilli, Jr.
Chairman of the Board of Directors
American Business Financial Services, Inc.
100 Penn Square East
Philadelphia, Pennsylvania 19107

Dear Mr. Santilli:

This letter confirms and sets forth the terms and conditions of the engagement between Alvarez & Marsal, LLC ("A&M") and American Business Financial Services, Inc., ABFS Consolidated Holdings, Inc., American Business Mortgage Services, Inc., Home American Credit, Inc., American Business Credit, Inc., Tiger Relocation Company (collectively, the "Company"), including the scope of the services to be performed and the basis of compensation for those services. Upon execution of this letter by each of the parties below, receipt of the retainer described below and bankruptcy court approval, this letter will constitute an agreement between the Company and A&M effective as of March 7, 2005 (the "Effective Date").

1.      DESCRIPTION OF SERVICES

        a. OFFICERS, ADDITIONAL PERSONNEL. In connection with this engagement, A&M shall make available to the Company:

                (i) David J. Coles to serve as the Chief Restructuring Officer (the "CRO"); and

                (ii) Upon the mutual agreement of A&M and the Board of Directors of the Company (the "Board"), such additional personnel as are necessary to assist in the performance of the duties set forth in clause 1.b below. Such additional A&M personnel shall be designated by the Company as senior officers ("Additional Officers");

                (iii) Upon the determination of A&M and upon reasonable prior notice to the Board, A &M shall provide such other support personnel on an as needed basis for specific projects ("A&M Personnel").

        b.      DUTIES.

                (i) The duties of the CRO shall be described in Exhibit A hereto.

               Atlanta o Chicago o Denver o Houston o Los Angeles
   New York o Phoenix o San Francisco o Frankfurt o London o Paris o Hong Kong
                             Alvarez & Marsal, LLC

Mr. Anthony Santilli
Chairman of the Board of Directors
American Business Financial Services, Inc.
March 11, 2005

                (ii) The CRO shall devote his full time, energy, skill and best efforts to the business and affairs of the Company.

                (iii) The duties of any Additional Officers shall be as designated by the Board and the CRO.

                (iv) The duties of the A&M Personnel shall be as designated by the CRO.

        c. REPORTING. The CRO and any Additional Officers shall report to the Board and the CRO shall be invited to attend all Board meetings and meetings of any committee or subcommittee of the Board of Directors. Any other A&M Personnel shall report to the CRO.

        d. EMPLOYMENT BY A&M. The CRO and any Additional Officers and A&M Personnel will continue to be employed by A&M and while rendering services to the Company will continue to work with other personnel at A&M in connection with other unrelated matters, which will not unduly interfere with services pursuant to this engagement.

        e. PROJECTIONS; RELIANCE; LIMITATION OF DUTIES. You understand that the services to be rendered by the CRO and any Additional Officers may include the preparation of projections and other forward-looking statements, and that numerous factors can affect the actual results of the Company's operations, which may materially and adversely differ from those projections and other forward-looking statements. In addition, the CRO and any Additional Officers will be relying on information provided by other members of the Company's management in the preparation of those projections and other forward-looking statements. Neither the CRO, any Additional Officer nor A&M makes any representation or guarantee that an appropriate restructuring proposal or strategic alternative can be formulated for the Company, that any restructuring proposal or strategic alternative presented to the Board will be more successful than all other possible restructuring proposals or strategic alternatives, that restructuring is the best course of action for the Company or, if formulated, that any proposed restructuring plan or strategic alternative will be accepted by any of the Company's creditors, shareholders and other constituents. Further, neither the CRO, any Additional Officer nor A&M assumes responsibility for the selection of any restructuring proposal or strategic alternative that any such officer assists in formulating and presenting to the Board, and the CRO and any Additional Officers shall be responsible for implementation only of the proposal or alternative approved by the Board and only to the extent and in the manner authorized and directed by the Board.

2.      COMPENSATION

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                                                         ALVAREZ & MARSAL [LOGO}

Mr. Anthony Santilli
Chairman of the Board of Directors
American Business Financial Services, Inc.
March 11, 2005

        a. A&M will be paid by the Company for the services of the CRO based on an hourly billing rate of $600. A&M will be paid by the Company for any Additional Officers and the A&M Personnel at the following hourly billing rates, based on the position held in A&M:

                             Managing Director   $525 - $625
                             Senior Director     $500 - $525
                             Director            $375 - $500
                             Associate/Analyst   $200 - $375

        b. In addition, A&M will be reimbursed by the Company for the reasonable out-of-pocket expenses of the CRO and any Additional Officers and, if applicable, other A&M Personnel, incurred in connection with this assignment, such as travel, lodging, duplications, computer research, messenger and telephone charges. In addition, A&M shall be reimbursed by the Company for the reasonable fees and expenses of its counsel incurred in connection with the preparation, negotiation, enforcement and approval of this Agreement. All fees and expenses due to A&M will be billed on a monthly basis or, at A&M's discretion, more frequently. Neither the CRO, Additional Officers, A&M Personnel or A&M shall be entitled to any benefits provided to any employees of the Company, other than as set forth in paragraphs 2 and 8 herein.

        c. The Company shall pay A&M a retainer in the amount of $350,000, subject to and promptly following approval of the Bankruptcy Court to the payment thereof. Such retainer shall be applied to A&M's billings in the order submitted. Fees and expenses shall be billed by A&M to the Company on a monthly basis.

        d. The Company will pay A&M a success fee ("Success Fee") under certain conditions subject to bankruptcy court approval. A&M and the Company undertake to enter into good-faith discussions, to be concluded within sixty (60) days following the commencement of the engagement, to determine (i) standards and conditions under which a Success Fee would be paid, (ii) the amount or calculation of the Success Fee and (iii) the time at which such a Success Fee would become payable.

3.      TERM

        The engagement will commence as of the Effective Date and may be terminated by either party without cause by giving thirty (30) days' written notice to the other party. In the event of any such termination, any fees and expenses due to A&M shall be remitted promptly (including fees and expenses that accrued prior to but were invoiced subsequent to such termination). If the Company terminates this

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                                                         ALVAREZ & MARSAL [LOGO}

Mr. Anthony Santilli
Chairman of the Board of Directors
American Business Financial Services, Inc.
March 11, 2005
        engagement without Cause or if A&M terminates this engagement for Good Reason, A&M shall also be entitled to receive the Success Fee upon the occurrence of the event or events agreed to as specified in Section 2(d) if such event or events occur within six-months months of the termination; provided that A&M has performed services under this Agreement for a period of not less than four months. The Company may immediately terminate A&M's services hereunder at any time for Cause by giving written notice to A&M. Upon any such termination, the Company shall be relieved of all of its payment obligations under this Agreement, except for the payment of fees and expenses through the effective date of termination (including fees and expenses that accrued prior to but were invoiced subsequent to such termination) and its obligations under paragraph 8. For purposes of this Agreement, "Cause" shall mean if (i) the CRO, or any of the Additional Officers is convicted of, admits guilt in a written document filed with a court of competent jurisdiction to, or enters a plea of NOLO CONTENDERE to, an allegation of fraud, embezzlement, misappropriation or any felony; (ii) the CRO or any of the Additional Officers willfully disobeys a lawful direction of the Board; or (iii) a material breach of any of A&M's or the CRO or any of the Additional Officers material obligations under this Agreement which is not cured within thirty (30) days of the Company's written notice thereof to A&M describing in reasonable detail the nature of the alleged breach. "Good Reason" shall mean for purposes of this Agreement a breach by the Company of its material obligations under this Agreement that is not cured within thirty (30) days of A&M having given written notice to the Company describing in reasonable detail the nature of the alleged breach.

4.      NO AUDIT, DUTY TO UPDATE.

        It is understood that the CRO, any Additional Officers and A&M are not being requested to perform an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, SEC or other state or national professional or regulatory body. They are entitled to rely on the accuracy and validity of the data disclosed to them or supplied to them by employees and representatives of the Company. The CRO, any Additional Officers and A&M are under no obligation to update data submitted to them or review any other areas unless specifically requested by the Board to do so.

5.      NO THIRD PARTY BENEFICIARY.

        The Company acknowledges that all advice (written or oral) given by A&M to the Company in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board and management) in considering the matters to which this engagement relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or

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                                                         ALVAREZ & MARSAL [LOGO}

Mr. Anthony Santilli
Chairman of the Board of Directors
American Business Financial Services, Inc.
March 11, 2005
        referred to at any time in any manner or for any purpose other than accomplishing the tasks referred to herein without A&M's prior approval (which shall not be unreasonably withheld), except as required by law.

6.      CONFLICTS.

        A&M is not currently aware of any relationship that would create a conflict of interest with the Company or those parties-in-interest of which you have made us aware. Because A&M is a consulting firm that serves clients on an international basis in numerous cases, both in and out of court, it is possible that A&M may have rendered services to or have business associations with other entities or people which had or have or may have relationships with the Company, including creditors of the Company. In the event you accept the terms of this engagement, A&M will not represent, and A&M has not represented, the interests of any such entities or people in connection with this matter.

7.      CONFIDENTIALITY/NON-SOLICITATION.

        The CRO, any Additional Officers and A&M (collectively, the "A&M Parties") shall keep as confidential all non-public information received from the Company in conjunction with this engagement, except (i) as requested by the Company or its legal counsel; (ii) as required by legal proceedings or (iii) to financial advisors or other professionals to the key constituents involved in the Chapter 11 case so long as such advisors and professionals are subject to confidentiality agreements provided that to the extent practicable on a reasonably frequent basis, the A&M Parties will notify the Company's bankruptcy counsel and the Board of such disclosure. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than as a result of a breach of this provision. Except as specifically provided for in this letter, the Company agrees not to solicit, recruit or hire any employees of A&M effective from the date of this Agreement and continuing for a period of two years subsequent to the termination of this engagement. Should the Company extend offers of employment to any A&M employee (other than as specifically provided for in this Agreement) and should such an offer be accepted, A&M will be entitled to a fee based upon such individual's hourly rates multiplied by an assumed annual billing of 2,000 hours. This fee would be payable at the time of the individual's acceptance of employment from the Company.

8.      INDEMNIFICATION.

        The Company shall indemnify the CRO and all Additional Officers to the same extent as the most favorable indemnification it extends to its officers or directors, whether under the Company's bylaws, its certificate of incorporation, by contract or otherwise, and no reduction or termination in any of the benefits provided under any such indemnities shall affect the benefits provided to the CRO or such

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                                                         ALVAREZ & MARSAL [LOGO}

Mr. Anthony Santilli
Chairman of the Board of Directors
American Business Financial Services, Inc.
March 11, 2005

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        Additional Officer. In addition, the Company agrees to indemnify the A&M
        Personnel for any acts or omissions of such parties, except for gross negligence and willful misconduct. The Company agrees that the CRO and each Additional Officer shall be covered as officers under the Company's existing director and officer liability insurance policy and has provided a copy of that policy to A&M for its review. The Company also shall use reasonable efforts to maintain any such insurance coverage for the CRO and each Additional Officer for a period of not less than two years following the date of the termination of such officer's services hereunder, but shall not be required to procure insurance for the CRO or each Additional Officer that it chooses not to procure for its other officers and directors so long as the decision is reasonably made based upon the inability to procure such insurance on reasonably acceptable terms. The provisions of this section 8 are in the nature of contractual obligations and no change in applicable law or the Company's charter, bylaws or other organizational documents or policies shall affect the CRO's or any Additional Officer's rights hereunder.

9.      MISCELLANEOUS.

        This Agreement shall be: (a) governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; (b) incorporates the entire understanding of the parties with respect to the subject matter thereof; and (c) may not be amended or modified except in writing executed by each of the signatories hereto. The Company and A&M agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of the parties hereto with respect to any matter relating to or arising out of the performance or non-performance of the Company or A&M hereunder. The Company and A&M agree that the Bankruptcy Court having jurisdiction over the Company's Chapter 11 case (or any case into which it may be converted) shall have exclusive jurisdiction over any and all matters arising under or in connection with their obligations hereunder.

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                                                         ALVAREZ & MARSAL [LOGO}

Mr. Anthony Santilli
Chairman of the Board of Directors
American Business Financial Services, Inc.
March 11, 2005

Page 7


If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms.



                                            Very truly yours,

                                            Alvarez & Marsal, LLC



                                            By:       /s/ David J. Coles
                                                     --------------------
                                                     David J. Coles
                                                     Managing Director



Accepted and Agreed:

American Business Financial Services, Inc.
ABFS Consolidated Holdings, Inc.
American Business Mortgage Services, Inc.
Home American Credit, Inc.
American Business Credit, Inc.
Tiger Relocation Company



By:       /s/ Anthony Santilli
         ----------------------------------
         Anthony Santilli
         Chairman of the Board of Directors

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                                                         ALVAREZ & MARSAL [LOGO}

EXHIBIT A


CHIEF RESTRUCTURING OFFICER

I.      POSITIONING WITHIN CORPORATE STRUCTURE

o An individual who will have the authority and duties comparable to those of a chief executive officer of the Debtors subject to the rights, duties and authority of the Board of Directors under applicable law, all fiduciary duties, Bylaw provisions in effect on the date hereof (together with any future amendments which are not inconsistent with the provisions hereof), codes of conduct and ethics applicable to all executive officers, and the applicable provisions of any Board committee charters and protocols applicable to all executive officers adopted by Debtors in compliance with the Sarbanes Oxley Act

o Engaged by, may be terminated by, and will report directly to the Board of Directors and will be invited to attend all Board meetings and meetings of any committee or subcommittee of the Board of Directors

o       Notwithstanding the foregoing, the CRO shall be limited as provided in
        Section XXVI of the Final Order

II.     RESPONSIBILITIES AND DUTIES

Except as provided above, the duties of the CRO shall include the management and oversight of all aspects of the Debtors' business and the Chapter 11 process including, without limitation, the following:

o Authority to hire, fire and utilize and assign duties and responsibilities to Debtors' officers, employees, independent contractors, consultants, agents, attorneys and professionals

o Evaluate viability of Debtors' business units and determine and recommend to the Board of Directors whether to continue or modify operations or whether to sell, liquidate or pursue other alternatives which would maximize value of Debtors for creditors

o Responsible for development and implementation of restructuring goals and restructuring processes including building mortgage loan origination platform and executing profitable whole loan sales consistent with the Debtors' business plan, as it may be hereafter modified

o Identify and propose immediate targets for quick action as part of restructuring process ("immediate action steps"), such as staffing, cost reductions and asset dispositions

o Evaluate, modify and implement comprehensive business plan, including budgeting, cash management and finance

o Serve as lead negotiator for Debtors in asset dispositions and related activities other than with regard to the Servicing Business and Sale as provided in Section XXVI of the Final Order

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o       Manage compliance with the administrative processes and other requirements imposed by Chapter 11 of the Bankruptcy Code and the bankruptcy court

o Develop action plan for implementation of bankruptcy case strategies, including, if appropriate, a Plan of Reorganization and emergence from Chapter 11 proceedings

o Negotiate financing arrangements including, without limitation, financing for emergence from Chapter 11 proceedings

o Serve as Debtors' principal liaison with Creditors' Committee, collateralized note trustees and other constituencies and their legal counsel and financial advisors, subject to fiduciary duties of an officer of the Debtors

o Responsibility for developing restructuring alternatives, such as identifying potential sources of equity capital and potential buyers for the assets

o Such other duties as are consistent with the position of chief executive officer as provided above

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